SMITH BARNEY INVESTMENT FUNDS INC.
                            10f-3 REPORT
                  June 1, 1997 - November 30, 1997



                                                            % of
                    Trade                              Purchase  Fund
% of
Issuer                   Date Selling Dealer           Shares
Price          Assets    Issue

Polo Ralph Lauren        6/11/97   Goldman Sachs            70,000
$26.000        0.26%     0.37%
RWD Technologies         6/19/97   William Blair & Co.      2,000
13.000         0.00 0.07
Hanover Compressor Co.        6/30/97   Goldman Sachs
39,100      19.500       0.11 0.60
At Home Network     7/12/97        Morgan Stanley
19,500    $10.500        0.03 0.22
Total Ent. Restaurant         7/17/97   Montgomery Securities
5,500         9.000      0.07 2.62
Monarch Dental                7/18/97   Hambrecht & Quist
5,000       13.000       0.01 0.18
Travel Services Int'l         7/22/97   Montgomery Securities
5,500       14.000       0.01 0.22
Bioreliance              7/28/97   Morgan Stanley           10,000
15.000         0.02 0.48
The Children's Place          9/18/97   Montgomery Securities
10,000      14.000       0.02 0.25
Industrial Dist. Group        9/23/97   Merrill Lynch
9,000       17.000       0.03 0.33
Logility                 10/6/97   Montgomery Securities
40,000      14.500       0.10 0.45
American Italian Pasta Co.         10/8/97   Morgan Stanley Dean
Witter    8,500       18.000       0.03 0.84
USA Floral Products      10/9/97   Morgan Stanley Dean Witter
11,000      13.000       0.02 0.50
Track 'N Trail           10/10/97  BT Alex Brown            30,000
10.500         0.05 1.10
Int'l Manufacturing Service        10/21/97  Montgomery Securities
20,000      11.500       0.04 0.40
Beringer Wine Estate Holdings Inc. 10/28/97  Goldman Sachs
15,000      26.000       0.06 0.52
Transcoastal Marine Services  10/30/97  Jefferies & Co.
8,000       18.000       0.02 0.16
Pericom                  10/31/97  Soundview Financial Group
100,000       9.000      0.14 4.00
Bayard Drilling Technologies  11/4/97   DLJ                 31,000
23.000         0.12 0.53
Hybrid                   11/11/97  Montgomery Securities
32,500      14.000       0.07 1.20
Friendly's               11/14/97  Montgomery Securities
100,000     18.000       0.30 2.00
Select                   11/24/97  R. Baird                 400,000
19.000         1.25 4.00
Consolidated Capital          11/26/97  Friedman Billings
200,000     20.000       0.66 0.08